Exhibit T3A-90
                  50M C.D. ARO-3 (Rev. 12-80)176470
-----------
Examiner
                        The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

                             NAME                    POST OFFICE ADDRESS

                  Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

                           Sean D. Smith            One Financial Center
                                                    Boston, MA  02111

                         The above-named incorporator(s) do hereby associate
                  (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

---------
Name Approved

                         1. The name by which the corporation shall be known is:

                         Haverhill Power, Inc.

                         2. The purpose for which the corporation is formed is
as follows:

                         To develop, construct and operate resource recovery
facilities.

                              Continued on Page 2A

C     [ ]
P      T
M     [ ]
R.A.  [ ]                                                             85 340018

6        Note: If the space provided under any article or item on this form is
_____    insufficient, additions shall be set forth on separate 8 -1/2 x 11
P.C. sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

CLASS OF STOCK       WITHOUT PAR VALUE                      WITH PAR VALUE
                     NUMBER OF SHARES    NUMBER OF SHARES     PAR VALUE           AMOUNT
   Preferred               None                None              ---             $ ------

    Common                 None               300,000            $.01            $  3,000

*4. If more than one class k authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                  See Page 5A

*6. Other lawful provisions, if any. for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or o its directors or stockholders, or of any class of stockholders:

a. Meetings of the stockholders of the corporation may be held anywhere in the United States.

b. The Directors of the corporation may make, amend or repeal the By-Laws of the corporation.

c. The corporation may be a partner in any business enterprise which the corporation would have the power to conduct itself

*If there are no provisions state "None".

                                   - Page 2A -

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




                              HAVERHILL POWER, INC.

         To purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade in and deal in and with real estate and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares, and merchandise of every kind, class and description; both on its own account and for others.

         To borrow or lend money, and to make and issue notes, bonds, debentures, obligations, and evidence of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or contracts of every kind and description.

         To purchase, receive, take by grant, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real property, or any interest therein, wherever situated.

         To subscribe for, take, acquire, bold, sell, exchange and deal in shares, stocks, bonds, obligations and securities of any corporation, government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, firms or corporations.

         To carry on any business, operation or activity referred to in the foregoing paragraphs either alone or in conjunction with, or as a partnership, joint venture or other arrangement with, any corporation, association, trust, firm or individual.

         To do any act necessary or incidental to the conduct of said businesses, to carry on any other business, and to do any other thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

5357R

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




                                   - Page 5A -

                              HAVERHILL POWER, INC.

         Any stockholder, including the heirs, assigns, executers or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

         He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter, either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

         After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

         No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

         The directors may fix in advance a record date for determining the stockholders having the right to notice of and to vote at any meeting of the stockholders or adjournment thereof or the right to receive a dividend or other distribution or any other rights specified in Chapter 185 of the Acts and Resolves of the Commonwealth of Massachusetts of 1953 and in such case, only stockholders of record on such record date shall have such rights notwithstanding any transfer of stock on the books of the corporation after such record date and all as specified in said statute.

5352R

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7.   By-laws of the corporation have been duly adopted and the initial directors. president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:
                              191 Merrimack Street
                               Haverhill, MA 01830

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                   NAME                         RESIDENCE                          POST OFFICE ADDRESS
Vice President:    Rocco Schelzi                11 Parry Place Woburn, MA  01801   191 Merrimack Street Haverhill,
                                                                                   MA  01830

President:         James E. Ricci               61 Westland Terace Haverhill,      See Above
                                                MA  01830

Treasurer:         Vincent Barletta             550 Common Street Dedham, MA       See Above
                                                02036

Clerk:             Irwin M. Heller              177 Hampshire Road Wellesley,      One Financial Center Boston, MA
                                                MA  02181                          02111
Directors:         James E. Ricci               See Above                          191 Merrimack Street Haverhill,
                                                                                   MA  01830

                   Rocco Schelzi                See Above                          See Above
                   Vincent Barletta             See Above                          See Above

     c. The date initially adopted on which the corporation fiscal year ends is:

                  December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                  Second Tuesday in April

     e. The name and business address of the resident agent. if any, of the corporation is:

                  N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 5th day of December l985

/s/ Sean D. Smith
------------------------------------------------------------------------
Sean D. Smith
------------------------------------------------------------------------
The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

         I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I; hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 6th day of December 1985

         Effective date

                           /s/ Michael Joseph Connolly
                           -------------------------------

                            MICHAEL JOSEPH CONNOLLY ~
                               Secretary of State

                PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION

         TO:    Sean D. Smith, Legal Assistant
         Mintz, Levin, Cohn, Ferris, Glovsky & Pepeo, P.C.
         One Financial Center
         Boston, MA  02111
         Telephone (617) 542-6000

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

                                                    Copy Mailed

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